EXHIBIT 99.1

Western Liberty Bancorp Initiates 5% Share Repurchase Program
Las Vegas, NV — August 18, 2011—Western Liberty Bancorp, Inc. (NASDAQ: WLBC), the holding company for Service1st Bank of Nevada (Service1st Bank), today announced that the Board of Directors has authorized a stock repurchase program. The program gives management the authority to acquire up to 5% of the approximately 15 million outstanding shares. The approximately 750,000 shares may be repurchased on an ongoing basis throughout the next twelve months.
“We believe our stock is an attractive investment in light of our strong capital position,” stated Michael Frankel, Chairman. “Share repurchases represent an efficient way to utilize capital. Furthermore, the current market price for Western Liberty is a significant discount to tangible book value and under cash per share.”
The common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. The repurchase program will begin immediately and may be modified, suspended or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such purchases will depend upon market conditions and other corporate considerations. Western Liberty has approximately 15 million shares outstanding.
About Western Liberty Bancorp
Western Liberty Bancorp is a Nevada bank holding company which conducts operations through Service1st Bank of Nevada, its wholly owned banking subsidiary. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending and other banking services to locally-owned businesses, professional firms, individuals and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Primarily all of the bank’s business is generated in the Nevada market.
www.westernlibertybank.com
FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Western Liberty or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.
-0-
Note Transmitted on GlobeNewswire on August 18, 2011, at 10:45 a.m. Pacific Daylight Time